EXHIBIT 4.7
CITY HOLDING COMPANY
As Issuer,
and
[___________________________________]
As Trustee

INDENTURE
Dated as of [__________________]

Subordinate Debt Securities

Reconciliation and Tie between Trust Indenture Act of 1939 and
Indenture dated as of [________________]

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	§ 5.8(1)
§ 310(a)(2)	§ 5.8(1)
§ 310(a)(3)	N/A (see § 5.10(2))
§ 310(a)(4)	N/A
§ 310(a)(5)	§ 5.8(1)
§ 310(b)	§ 5.8(2)-(3)
§ 311(a)	§ 5.13
§ 311(b)	§ 5.13
§ 312(a)	§ 6.1
§ 312(b)	§ 6.1
§ 312(c)	§ 6.1
§ 313(a)	§ 6.2
§ 313(b)	§ 6.2
§ 313(c)	§ 6.2
§ 313(d)	§ 6.2
§ 314(a)	§§ 6.3, 9.7
§ 314(b)	N/A
§ 314(c)(1)	§ 1.02
§ 314(c)(2)	§ 1.02
§ 314(c)(3)	N/A
§ 314(d)	N/A
§ 314(e)	§ 1.02
§ 314(f)	N/A
§ 315(a)	§ 5.1(2)
§ 315(b)	§ 5.3
§ 315(c)	§ 5.1(1)
§ 315(d)	§ 5.1(1)
§ 315(e)	§ 4.13
§ 316(a)(1)(A)	§ 4.11
§ 316(a)(1)(B)	§ 4.12
§ 316(a)(2)	N/A
§ 316(b)	§ 4.7
§ 316(c)	§ 1.4(5)
§ 317(a)(1)	§ 4.2
§ 317(a)(2)	§ 4.3
§ 317(b)	§ 9.4
§ 318(a)	§ 1.7
§ 318(b)	§ 1.7
§ 318(c)	§ 1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed part of the Indenture nor have any bearing on the interpretation of any of its terms or provisions.

INDENTURE
This INDENTURE (the “Indenture”) dated as of [________________] is between City Holding Company, a West Virginia corporation (the “Company”), and [__________________] as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinate debt securities, whether in the form of debentures, notes, bonds or other evidence of indebtedness (the “Debt Securities”), subject to the terms and conditions set forth in this Indenture.
NOW, THEREFORE, in order to declare the terms and conditions upon which the Debt Securities are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Debt Securities by the Holders thereof, the Company and the Trustee agree as follows for the benefit of each other and for the benefit of the respective Holders from time to time of the Debt Securities.

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.    Definitions.

Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, the terms defined in this Section for all purposes of this Indenture, any Company Order, any Board Resolution, and any indenture supplemental hereto will have the respective meanings specified in this Section.
“Act,” when used with respect to any Holders, is defined in Section 1.4.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Procedure” means, with respect to any notice, payment, transfer, exchange, or other action of or for beneficial interests in any Global Debt Securities, the rules and procedures of the Depositary that apply to such notice, payment, transfer, exchange, or other action.
“Authenticating Agent” means any Person authorized by the Trustee in accordance with Section 5.12 to act on behalf of the Trustee to authenticate Debt Securities.
“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Authorized Officer” means each of the chief executive officer, any executive vice president, and the chief financial officer of the Company as well as any other officer of the Company duly authorized to sign documents related to this Indenture on behalf of the Company by a Board Resolution.
“Bearer Security” means any Debt Security issued under this Indenture which is payable to the bearer including a Debt Security in global bearer form.
“Board of Directors” means, as to any Person, the board of directors, or similar governing body, of such Person or any duly authorized committee thereof.
“Board Resolution” means one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.
“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York City are authorized or obligated by law, regulation or executive order to close.
“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Common Stock” means any and all shares of the common stock of the Company, whether outstanding on the date of this Indenture or issued thereafter, and includes all series and classes of such common stock.
“Company” is defined in the preamble to this Indenture and includes any successor in interest of such entity.
“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed on behalf of the Company by an Authorized Officer and delivered to the Trustee.
“Corporate Trust Office” means the principal office of the Trustee specified in the third paragraph of Section 1.5 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated address of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Coupon” means any interest coupon relating to a Bearer Security.
“Covenant Defeasance” is defined in Section 3.2(3).
“Debt Securities” is defined in the recitals to this Indenture and more specifically means any Debt Securities authenticated and delivered under this Indenture, including Global Debt Securities, Registered Securities, Bearer Securities and, when applicable, Coupons related to such Bearer Securities.
“Defaulted Interest” is defined in Section 2.10.
“Depositary” means, with respect to any Debt Securities issuable or issued in whole or in part in global form, the Person designated as depositary for such Global Debt Securities by the Company in accordance with this Indenture, and any and all successor depositary appointed as provided under this Indenture.

“Dollars” or “$” means a United States dollar or other equivalent unit of legal tender for payment of public or private debts in the United States.
“Event of Default” is defined in Section 4.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.
“Fixed Interest Payment Date” means January 1 and July 1 of each year, beginning [_____________].
“Floating Interest Payment Date” means January 1, April 1, July 1 and October 1 of each year, beginning [_____________].
“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the Commission) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of this Indenture.
“Global Debt Securities” means, individually and collectively, each Debt Security issued under this Indenture in accordance with Section 2.3.
“Government Obligations” means securities which are direct obligations of the United States government in each case where the payment or payments thereunder are supported by the full faith and credit of the United States.
“Holder,” with respect to a Registered Security, means the Person in whose name the Debt Security is registered in the Security Register and, with respect to a Bearer Security or a Coupon thereof, the bearer thereof.
“Indenture” means this Indenture, as amended and supplemented from time to time in accordance with its terms.
“Interest Payment Date,” with respect to any Debt Security, means either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.
“Interest Period” means (i) each six-month period beginning on a Fixed Interest Payment Date for the period beginning [____________] and ending [____________], or (ii) each three-month period beginning on a Floating Interest Payment Date for the period beginning [____________] and ending [____________].
“Investment Company Event” means the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that the Company is or, within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.
“Legal Defeasance” is defined in Section 3.2(2).

“LIBOR” means the rate as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Paying Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of an Interest Period, as the rate for Dollar deposits in the London interbank market with a three-month maturity. If such rate is not available at such time from such source for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by the Company.
“Maturity” means the date on which the principal of a Debt Security or an installment of principal becomes due and payable as provided in or under this Indenture or such Debt Security, whether at the Stated Maturity or by an acceleration of the maturity of such Debt Security in accordance with the terms of such Debt Security, upon redemption at the option of the Company, upon repurchase or repayment or otherwise, and includes the Redemption Date for such Debt Security and the Repayment Date for such Debt Security.
“Officer” means, with respect to any Person, the chairman of the board, vice chairman of the board, the chief executive officer, the president, any vice president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, or the secretary of such Person.
“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that complies with the requirements of Section 1.2 and is delivered to the Trustee.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which opinion meets the requirements of Section 1.2. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
“Outstanding,” when used with respect to any Debt Security, means, as of the date of determination, all such Debt Securities theretofore authenticated and delivered under this Indenture, except (1) any such Debt Security theretofore cancelled by the Trustee or the Registrar or delivered to the Trustee or the Registrar for cancellation; (2) any such Debt Security for whose payment at the Maturity thereof money in the necessary amount has been deposited in accordance with this Indenture (other than in accordance with Section 3.2) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company will act as its own Paying Agent) for the Holders of such Debt Securities, provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given in accordance with this Indenture or provision therefor satisfactory to the Trustee has been made; (3) any such Debt Securities with respect to which the Company has effected Legal Defeasance or Covenant Defeasance in accordance with Section 3.2, except to the extent provided in Section 3.2; and (4) any such Debt Security that has been exchanged in accordance with Section 2.9 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered under this Indenture, unless there will have been presented to the Trustee proof satisfactory to the Trustee that such Debt Security is held by a bona fide purchaser in whose hands such Debt Security is a valid obligation of the Company; provided, however, in all cases, that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee will be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities that a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded. Debt Securities so owned that will have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or an Affiliate of the Company.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Debt Securities on behalf of the Company.
“Person” means any individual, corporation, partnership, association, limited liability company, other company, statutory trust, business trust, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Place of Payment,” with respect to any Debt Securities, means the place or places where the principal of, or interest on, such Debt Securities are payable as provided in or under this Indenture or such Debt Securities.
“Redemption Date” with respect to any Debt Security or portion thereof to be redeemed, means the date fixed for such redemption by or under this Indenture or such Debt Security.
“Redemption Price” with respect to any Debt Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or under this Indenture or such Debt Security.
“Registered Security” means any Debt Security which is registered in the Security Register.
“Registrar” is defined in Section 2.7.
“Regular Record Date,” with respect to any Interest Payment date, means the close of business on the fifteenth calendar day prior to the applicable Interest Payment Date, without regard to whether the Regular Record Date is a Business Day.
“Remarketing Entity,” when used with respect to any Debt Securities which are repayable at the options of the Holders thereof before their Stated Maturity, means any person designated by the Company to purchase such Debt Securities.
“Repayment Date” with respect to any Debt Security or portion thereof to be repaid upon the exercise of an option for repayment by the Holder thereof, means the date fixed for such repayment by or under this Indenture or such Debt Security.
“Repayment Price” with respect to any Debt Security or portion thereof to be repaid upon the exercise of an option for repayment by the Holder thereof, means the price at which it is to be repaid as determined by or under this Indenture or such Debt Security.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time will be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who will have direct responsibility for the administration of this Indenture.
“Security Register” is defined in Section 2.7.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto.
“Senior Indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments the Company makes in respect of the following categories of debt, whether that debt was outstanding on the date of execution of this Indenture or thereafter incurred, created or assumed: (l) indebtedness of the Company evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered; (2) indebtedness of the Company for money borrowed or represented by purchase money obligations, as defined below; (3) the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise; (4) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which it has agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in the Company’s consolidated financial statements; (5) reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations; (6) obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and non-swap forward agreements; (7) all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and (8) deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (1) through (7) above.
However, clauses (1) through (8) above exclude: (a) any indebtedness, obligation or liability referred to in clauses (1) through (8) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, which other specified types of indebtedness, obligations and liabilities of the Company include the Debt Securities; (b) any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent as or to a greater extent than the Debt Securities are subordinated; (c) the Debt Securities; and (d) unless expressly provided in the terms thereof, any indebtedness of the Company to its Subsidiaries.
As used above, the term “purchase money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.
“Significant Subsidiary” means any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission (as such rule is in effect on the date of this Indenture).
“Special Record Date” for the payment of any Defaulted Interest on any Debt Security means a date fixed in accordance with Section 2.10(1).
“Stated Maturity,” when used with respect to any Debt Security or any installment of interest thereon, means the date specified in such Debt Security or Coupon representing such installment of interest as the fixed date on which the principal of such Debt Security or such installment of interest is due and payable.
“Subordination Provisions” means the provisions contained in ARTICLE XIII or any provisions with respect to subordination contained in the Debt Securities or this Indenture.

“Subsidiary” means a corporation, a partnership, business or statutory trust or a limited liability company, a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.
“Tax Event” means the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest paid by the Company on the Debt Securities is not, or, within 90 days of the date of such legal opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
“Tier 2 Capital” means Tier 2 capital for purposes of capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.
“Tier 2 Capital Event” means the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that the Debt Securities do not constitute, or within 90 days of the date of such legal opinion will not constitute, Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirement).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means [______________], as trustee, until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor serving hereunder.
“United States,” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

Section 1.2.    Compliance Certificates and Opinions.

Except as otherwise expressly provided in or under this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company will furnish to the Trustee an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with.
Each certificate or opinion with respect to which compliance with a condition provided for in this Indenture (other than an Officers’ Certificate provided under Section 9.7) must comply with the provisions of Section 314(e) of the Trust Indenture Act and must include:
(1)a statement that the person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been satisfied; and
(4)a statement as to whether or not, in the opinion of such person, such condition has been satisfied.

Section 1.3.    Form of Documents Delivered to Trustee.

(1)    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Debt Security, they may, but need not, be consolidated and form one instrument
(2)    Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon the opinion or representations by counsel, unless such officers knows, or in the exercise of reasonable care should know, that such opinion or representations by counsel are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon the opinion or representations by an officer or officers of the Company stating that the factual information underlying such certificate or opinion is accurate and in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that such opinions or representations by the officer or officers of the Company are erroneous.

Section 1.4.    Acts of Holders.

(1)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or under this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If any Debt Securities issued under this Indenture are Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or under this Indenture to be made, given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Debt Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debt Securities duly called and held in accordance with the provisions herein, or a combination of such instruments and any such records. Except as herein otherwise expressly provided, such action will become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debt Security, will be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.
(2)The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine, and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3)The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, will be proved by the Security Register.
(4)The principal amount and serial numbers of Bearer Securities held by any Person, and the date of the commencement of holding the same, may be proved by the production of such Bearer Securities, or by a certificate executed by the depositary thereof, if such certificate shall be satisfactory to the Trustee, showing that at the date therein mentioned the Holder had on deposit with or produced to such depositary the Bearer Securities in the principal amount and serial numbers therein described, or by a certificate or affidavit of the Holder of such Bearer Securities, if such certificate shall be satisfactory to the Trustee, or by any other manner satisfactory to the Trustee. The Trustee and the Company may assume that ownership proven as provided for herein shall continue until the earlier of the following events: (i) another later dated certificate is produced with respect to the same Bearer Security, (ii) such Bearer Security is produced to the Trustee by another Holder, (iii) such Bearer Security is exchanged for a Registered Security, or (iv) such Bearer Security is no longer Outstanding.
(5)The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any vote, request, demand, authorization, direction, notice, consent, waiver or take any other Act authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, any such record date will be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation. If a record date is fixed, the Holders on such record date, and only such Persons, will be entitled to make, give or take such vote, request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.
(6)Any effective vote, request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Debt Security will bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the transfer or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Debt Security.
(7)Without limiting the generality of this Section, a Holder, including a Depositary that is a Holder of a Global Debt Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any vote, request, demand, authorization, direction, notice, consent, waiver or other Act provided in or under this Indenture or the Debt Securities to be made, given or taken by Holders, and may provide its proxy or proxies to the beneficial owners of interests in any such Debt Securities through such Depositary’s Applicable Procedures. The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Debt Securities entitled under the Applicable Procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any vote, request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, will be entitled to make, give or take such vote, request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such vote, request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.
Promptly upon any record date being set in accordance with this Section, the Company, at its own expense, will cause notice of the record date, the proposed action by Holders and the expiration date to be given to the Trustee in writing and the Holders in the manner set forth in Section 1.5.

Section 1.5.    Required Notices or Demands.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or delivered by registered or certified mail (return receipt requested), or facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:
If to the Company:
City Holding Company
25 Gatewater Road
Charleston, West Virginia 25313
Attention: Charles R. Hageboeck, President and Chief Executive Officer
Facsimile: [____________]

With a copy (which shall not constitute notice to):

Dinsmore & Shohl LLP
255 E. Fifth St., Suite 1900
Cincinnati, Ohio 45202
Attention: Michael G. Dailey, Esq. and Christian Gonzalez, Esq.
Facsimile: (513) 977-8141

If to the Trustee:

[________________________]
[________________________]
[________________________]
Attention: [___________________]
Facsimile: [___________________]

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
All notices and communications will be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if delivered by mail; (iii) on the first Business Day after being sent, if sent by facsimile and the sender receives confirmation of successful transmission; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
The Trustee agrees to accept and act upon instructions pursuant to this Indenture sent by unsecured facsimile, provided, however, that the Trustee shall not be liable for any losses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions and the party providing instructions by unsecured facsimile agrees to assume all risks arising out of the use of such unsecured method to deliver instructions to the Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.
Any notice required or permitted to be given to a Holder of Registered Securities under the provisions of this Indenture will be deemed to be properly delivered by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Security Register. Any notice required or permitted to be given to a Holder of Bearer Securities under the provisions of this Indenture will be deemed to be properly delivered by publication thereof in an Authorized Newspaper in the City of New York. Any report in accordance with Section 313 of the Trust Indenture Act will be transmitted in compliance with subsection (c) therein. If the Company delivers a notice or communication to Holders, the Company will deliver a copy to the Trustee at the same time.
In any case where notice to Holders of Registered Securities is delivered by mail, neither the failure to deliver such notice, nor any defect in any notice so delivered, to any particular Holder of a Registered Security will affect the sufficiency of such notice with respect to other Holders of Debt Securities. Any notice that is delivered in the manner herein provided will be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it will be impracticable to give such notice by mail, then such notification as will be made with the approval of the Trustee will constitute a sufficient notification for every purpose hereunder.
In any case where notice to Holders of Bearer Securities is given by publication, neither failure to give notice by publication, nor any defect in any notice so published, will affect the sufficiency of such notice with respect to other Holders of Debt Securities. In the case by reason of the suspension of publication of any Authorized Newspaper or by reason of any other cause it will be impracticable to give notice to Holders of Bearer Securities as provided above, then such notification as will be made with the approval of the Trustee will constitute a sufficient notification for every purposes hereunder.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders of Debt Securities will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Notwithstanding any other provision herein, where this Indenture provides for notice to any Holder of a Global Debt Security, or of an interest therein, such notice will be sufficiently given if given to the Depositary for such Global Debt Security (or its designee) according to the Applicable Procedures of such Depositary prescribed for giving such notice.

Section 1.6.    Language of Notices.

Any vote, request, demand, authorization, direction, notice, consent or waiver or other Act required or permitted under this Indenture will be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.7.    Incorporation by Reference of Trust Indenture Act Conflicts.

Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Indenture. The Trust Indenture Act term “obligor” used in this Indenture means the Company and any successor obligor upon the Debt Securities.
All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them as of the date of this Indenture. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture that is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision will control. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the duties imposed by Section 318(c) of the Trust Indenture Act will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provisions of the Trust Indenture Act will be deemed to apply to this Indenture as so modified or will be excluded, as the case may be.

Section 1.8.    Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and will not affect the construction of this Indenture.

Section 1.9.    Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture by or on behalf of the Company or the Trustee will bind its respective successors and permitted assigns, whether so expressed or not.

Section 1.10.    Severability.

In case any provision in this Indenture or any Debt Securities will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 1.11.    Benefits of Indenture.

Nothing in this Indenture or any Debt Security, express or implied, will give to any Person, other than the parties hereto, any Registrar, any Paying Agent and their respective successors hereunder and the Holders of Debt Securities, and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.    Governing Law.

This Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

Section 1.13.    Legal Holidays.

Unless otherwise specified in or under this Indenture or any Debt Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Debt Security will be a day that is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Debt Securities other than a provision in any Debt Securities or in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of any Debt Security that specifically states that such provision will apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest

Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest will accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day.

Section 1.14.    Counterparts; Electronic Transmission.

This Indenture may be executed in several counterparts, each of which will be an original and all of which will constitute but one and the same instrument. Any facsimile or electronically transmitted copies hereof or signature hereon will, for all purposes, be deemed originals.

Section 1.15.    Immunity of Certain Persons.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Debt Security, or because of any indebtedness evidenced thereby, will be had against any past, present or future shareholder, employee, officer or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Debt Securities by the Holders thereof and as part of the consideration for the issuance of the Debt Securities.

Section 1.16.    Waiver of Jury Trial.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.17.    Force Majeure.

In no event will the Company or the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Company and the Trustee will use reasonable best efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.18.    USA Patriot Act.

The Trustee hereby notifies the Company that in accordance with the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Trustee to identify the Company in accordance with the USA Patriot Act.

Section 1.19.    Rules of Construction.

Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)words in the singular include the plural, and words in the plural include the singular;
(5)“including” means including without limitation;
(6)“shall” and “will” are interpreted to express a command;
(7)provisions apply to successive events and transactions;
(8)references to sections of, or rules under, the Securities Act and Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;
(9)unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
(10)the words “herein,” “hereof and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II
THE DEBT SECURITIES

Section 2.1.    General Terms.

The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited. The Debt Securities may be issued in one or more series. A Board Resolution, as set forth in an Officers’ Certificate, or a supplemental indenture will set forth the general terms and conditions of the Debt Securities prior to any issuance thereof. Such terms and conditions may include:
(1)the title of the Debt Securities;
(2)the number of Debt Securities which can be authenticated and delivered under this Indenture;
(3)any limit on the aggregate principal amount of the Debt Securities that can be authenticated and delivered under this Indenture;
(4)the price or prices of the Debt Securities, which may be sold at par, at a premium, or at a discount;
(5)the denomination or denominations of the Debt Securities;
(6)the currency or currencies in which the Debt Securities will be offered and in which any payments by the Company in relation thereto will be paid, including terms and conditions related to the determination of the exchange rate, if any;
(7)the subordination provisions that will apply to the Debt Securities;
(8)the date or dates for Stated Maturity of the Debt Securities;
(9)whether the Debt Securities will bear interest and, if so, the interest rate or rates, whether the rates are fixed or variable, the date or dates from which interest will start accruing, and the circumstances, if any, under which the Company may defer payments on interest;
(10)the date or dates on which payments of principal and interest, if any, on the Debt Securities will be payable by the Company;
(11)if the payment of principal and interest, if any, is contingent and, if so, a description of such contingency;

(12)the place or places where principal and interest, if any, on the Debt Securities will be payable by the Company;
(13)the place or places where Holders of Debt Securities can give notices or demands to the Company;
(14)the place or places where Holders of Debt Securities will receive notices or other information from the Company;
(15)the terms and conditions under which the Debt Securities may be redeemed by the Company, including any sinking fund provisions, if any;
(16)the terms and conditions under which the Debt Securities may be repurchased by the Company;
(17)the terms and conditions under which the Debt Securities may be retired by the Company;
(18)whether the Debt Securities are convertible into Common Stock or another type of security and, if so, terms and conditions related to conversion;
(19)whether the Debt Securities will be issuable as Registered Securities or Bearer Securities or some combination thereof;
(20)whether the Debt Securities can be prepaid before maturity and the terms and conditions of such prepayment;
(21)whether and under what circumstances the Company will pay additional amounts on the Debt Securities in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the Debt Securities rather than pay such additional amounts;
(22)whether the Debt Securities will be issuable, in whole or in part, as permanent or temporary Global Debt Securities and, if so, terms and conditions related thereto;
(23)information with respect to book-entry procedures;
(24)a description of the events that qualify as an Event of Default;
(25)the terms and conditions of acceleration of the Debt Securities and any other repercussions of an Event of Default;
(26)the requirements for the Trustee to take action under this Indenture and what indemnification, if any, the Trustee may require before proceeding;
(27)the covenants that will apply to the Company with respect to this Indenture and the underlying Debt Securities;
(28)information regarding any lien or other instrument securing the Debt Securities, if any, and terms and conditions relating to the modification of the terms of the security or rights of security holders;
(29)the identity of the Trustee and the nature of any material relationship between the Trustee and the Company or any of its Subsidiaries;
(30)the identity of the Registrar, Paying Agent, Depositary, and interest rate calculation agent, if any, for the Debt Securities;
(31)applicable material income tax implications; and
(32)any other terms of the Debt Securities.
All Debt Securities of any one series shall be substantially identical, except as may otherwise be provided pursuant to the Board Resolution or supplemental indenture setting forth the terms and conditions of the Debt Securities. Notwithstanding the foregoing, Debt Securities of a particular series may be issued at various times, with different dates on which payments of principal and interest are payable, with different rates of interest, with different dates on which the Debt Securities may be redeemed or repaid, and in different denominations or currencies.

Section 2.2.    Forms Generally.

The Debt Securities issued under this Indenture may be issued in Registered Security or Bearer Security form. The Debt Securities issued under this Indenture, as well as the Trustee’s certificate of authentication, will be substantially in the form as may be established pursuant to a Board Resolution and will be included in the supplemental indenture accompanying any offering of our Debt Securities. The Debt Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company will provide any such notations, legends or endorsements to the Trustee in writing. Each Debt Security will be dated with the date of its authentication. The terms and provisions contained in the Debt Securities will constitute part of, and are hereby expressly made a part of, this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debt Security irreconcilably conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.

Section 2.3.    Global Debt Securities.

The Debt Securities issued under this Indenture may be in the form of Global Debt Securities. Each Global Debt Security issued under this Indenture will be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee thereof, duly executed by the Company, and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Debt Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. Any adjustment of the aggregate principal amount of a Global Debt Security, to reflect the amount of any increase or decrease in the amount of outstanding Debt Securities represented thereby, will be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.8 hereof and will be made on the records of the Trustee and the Depositary. Global Debt Securities will be Registered Securities and may be issued in either temporary or permanent form.
Each Depositary for Global Debt Securities must, at the time of its designation and at all times while it serves as Depositary for the Global Debt Securities, be a clearing agency registered under the Exchange Act and any other applicable statute or regulations.

Section 2.4.    Temporary Debt Securities.

Pending the preparation of definitive Debt Securities, the Company may execute and the Trustee shall authenticate and deliver temporary Debt Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Debt Securities shall be issuable in any authorized denomination, and substantially in the form of the definitive Debt Securities but with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Debt Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Debt Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities. Without unreasonable delay, the Company shall execute and furnish definitive Debt Securities and thereupon temporary Debt Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 9.3 and the Trustee shall authenticate and deliver in exchange for such temporary Debt

Securities an equal aggregate principal amount of definitive Debt Securities of the same series having authorized denominations. Until so exchanged, the temporary Debt Securities shall be entitled to the same benefits under this Indenture as definitive Debt Securities of such series, unless the benefits of the temporary Debt Securities are limited pursuant to Section 2.1.

Section 2.5.    Bearer Securities.

Unless otherwise specified, Bearer Securities shall have Coupons attached. The Bearer Securities and accompanying Coupons may be printed on steel engraved borders or produced in any other manner, as determined by the Company.

Section 2.6.    Execution and Authentication.

Debt Securities will be executed on behalf of the Company by any Authorized Officer and may (but need not) include the Company’s corporate seal. The signature of an Authorized Officer on the Debt Securities may be manual or facsimile. Debt Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company will, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.
At any time and from time to time, the Company may execute Debt Securities and deliver the same to the Trustee for authentication. Except as otherwise provided herein, Debt Securities so executed by the Company and delivered to the Trustee shall be authenticated and delivered by the Trustee upon Company Order and without any further action by the Company. If any Debt Securities issued under this Indenture are to be issued in the form of Global Debt Securities, then the Company shall execute and the Trustee, according to the terms of the Company Order and supplemental indenture, shall authenticate and deliver the Global Debt Securities in permanent or temporary form and the same (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Debt Securities to be represented by the Global Debt Securities, (ii) shall be registered in the name of the Depositary for such Global Debt Securities or its nominee, and (iii) shall be delivered by the Trustee to the Depositary pursuant to such Depositary’s Applicable Procedures. Further, temporary Global Debt Securities shall be delivered only if the Company or its agent has received the certification provided for herein and only if the Company has no reason to know that such certification is false. Each Registered Security shall be dated as of the date of its authentication.
As provided for pursuant to a Board Resolution with accompanying Officers’ Certificate or pursuant to the supplemental indenture accompanying any offering of our Debt Securities, such Company Order may be given by any Officer of the Company, may be electronically transmitted, and may provide instructions regarding the registration of Holders, principal amounts, rates of interest, Maturity dates, and such other matters as contemplated by such Board Resolution or supplemental indenture. Before authorizing and delivering any Debt Securities, and upon any later request by the Trustee, the Company shall deliver to the Trustee the certificates called for in Section 2.1 as well as an Opinion of Counsel stating that the forms of the Debt Securities have been established pursuant to a Board Resolution or supplemental indenture pursuant to the terms of this Indenture, and the Debt Securities, once issued by the Company and authenticated and delivered by the Trustee, subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject, however, to applicable bankruptcy, reorganization, or other laws affecting creditors’ rights generally and the application of general principles of equity.
Except as otherwise provided for herein, in authenticating the Debt Securities and accepting additional responsibilities under this Indenture in relation to any such Debt Securities, the Trustee shall be entitled to rely upon any applicable (i) the Board Resolution, (ii) executed supplement indenture, (iii) Officers’ Certificate setting forth the form and terms of the Debt Securities and stating that all conditions precedent in this Indenture relating to the issuance of such Debt Securities have been complied with, and (iv) Opinion of Counsel.
The Trustee will not be required to authenticate any Debt Securities if the issue of such Debt Securities under this Indenture will affect the Trustee’s own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.
No Debt Security will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee or the Authenticating Agent as provided for herein. Such certificate upon any Debt Security will be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder. The Trustee shall not authenticate and deliver any Bearer Security unless all related Coupons that have matured are detached and cancelled. Notwithstanding anything to the contrary, if any Debt Security is authenticated and delivered as provided for herein but never issued and sold by the Company, and the Company has delivered such Debt Security for cancellation as provided for herein, together with a written statement that such Debt Security was never issued and sold by the Company, for all purposes of this Indenture such Debt Security shall be deemed to have never been authenticated and delivered and shall never be entitled to the benefits of this Indenture.

Section 2.7.    Registrar and Paying Agent.

The Company will maintain an office or agency where Debt Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Debt Securities may be presented for payment. The Registrar will keep a register (the “Security Register”) of the Debt Securities, their Holders, and their transfer and exchange. The registered Holder of a Debt Security will be treated as the owner of the Debt Security for all purposes. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided, however, that no such removal or replacement will be effective until a successor Paying Agent or Registrar will have been appointed by the Company and will have accepted such appointment. The Company will notify the Trustee in writing of the name and address of any Registrar or Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain a Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Debt Securities and, in the event that any Debt Securities are issued in global form, to initially act as custodian with respect to the Global Debt Securities. In the event that the Trustee will not be or will cease to be Registrar with respect the Debt Securities, it will have the right to examine the Security Register at all reasonable times. There will be only one Security Register.

Section 2.8.    Registration of Transfer and Exchange.

(1)Except as otherwise provided herein, upon surrender for registration of transfer of any Debt Security, the Company will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debt Securities denominated as authorized herein, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.
Except as otherwise provided herein, at the option of the Holder, Debt Securities may be exchanged for other Debt Securities containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Debt Securities to be exchanged at any office or agency for such purpose. Whenever any Debt Securities are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver, subject to the terms hereof, the Debt Securities that the Holder making the exchange is entitled to receive.
Except as otherwise provided herein, at the option of the Holder, Registered Securities or Bearer Securities may be exchanged for other Bearer Securities containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Debt Securities at any office or agency for such purpose; provided, however, that Bearer Securities to be exchanged must be accompanied with all unmatured Coupons and any matured Coupons in default. If the Holder of a Bearer Security is unable to produce any unmatured Coupons (or any matured Coupons in default), such exchange may be accomplished if the Bearer Securities are accompanied by payment acceptable to the Company and the Trustee in an amount equal to the face amount of the missing Coupons. In the alternative, the surrender of the missing Coupons may be waived by the Company and the Trustee if sufficient security or indemnity is received by the Company, the Trustee, and the Paying Agent.
Notwithstanding anything herein to the contrary, the exchange of Bearer Securities into Registered Securities shall be subject to applicable laws and regulations in effect at the time of the exchange. Neither the Company, the Trustee, nor the Registrar shall exchange any Bearer Securities into Registered Securities if it has received an Opinion of Counsel that such exchange may result in adverse federal income tax consequences to the Company and the Company has delivered an Order to the Trustee directing it to not make such exchanges unless the Company delivers a subsequent contrary Order. The Company will deliver copies of such Orders to the Registrar.
All Debt Securities issued upon any registration of transfer or exchange of Debt Securities will be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Debt Securities surrendered upon such registration of transfer or exchange.
Every Debt Security presented or surrendered for registration of transfer or for exchange or redemption will (if so required by the Company or the Registrar for such Debt Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for such Debt Security, duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge will be made for any registration of transfer or exchange of Debt Securities, or any redemption or repayment of Debt Securities, or any conversion or exchange of Debt Securities for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with such transfer, exchange, repayment, or conversion from the Holder requesting such transfer, exchange, repayment, or conversion.

Except as otherwise provided herein, the Company will not be required (i) to issue, register the transfer of, or exchange any Debt Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Debt Securities under Section 10.3 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, except in the case of any Debt Security to be redeemed in part, the portion thereof not to be redeemed.
Any Registrar appointed in accordance with Section 2.7 hereof will provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Debt Securities upon transfer or exchange of other Debt Securities. No Registrar will be required to make registrations of transfer or exchange of Debt Securities during any periods designated in the Debt Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.
The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debt Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Debt Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the Trustee nor any Paying Agent will have any responsibility for any actions taken or not taken by the Depositary.
(2)A Global Debt Security may not be transferred except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Debt Securities will be exchanged by the Company for definitive Debt Securities if: (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debt Securities or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days; (ii) the Company determines that the Debt Securities are no longer to be represented by Global Debt Securities and so notifies the Trustee, or (iii) an Event of Default has occurred and is continuing with respect to the Debt Securities and the Depositary or its participant(s) has requested the issuance of definitive Debt Securities.
Any Global Debt Securities exchanged in accordance with clause (i) or (ii) above will be so exchanged in whole and not in part, and any Global Debt Securities exchanged in accordance with clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary.
Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, definitive Debt Securities will be issued in fully registered form, without interest coupons, will have an aggregate principal amount equal to that of the Global Debt Security or portion thereof to be so exchanged, will be registered in such names and be in such authorized denominations as the Depositary will instruct the Trustee in writing, and will bear such legends as provided herein. Global Debt Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.9 hereof. Every Debt Security authenticated and delivered in exchange for, or in lieu of, a Global Debt Security or any portion thereof, in accordance with this Section 2.8 or Section 2.9 hereof, will be authenticated and delivered in the form of, and will be, a Global Debt Security, except as otherwise provided herein. A Global Debt Security may not be exchanged for another Debt Security other than as provided in this Section 2.8(2); however, beneficial interests in a Global Debt Security may be transferred and exchanged as provided in Section 2.8(3) hereof.

Any Global Debt Security to be exchanged in whole will be surrendered by the Depositary to the Trustee. With regard to any Global Debt Security to be exchanged in part, either such Global Debt Security will be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Debt Security, the principal amount thereof will be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee will authenticate and deliver the Debt Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
(3)The transfer and exchange of beneficial interests in the Global Debt Securities will be effected through the Depositary in accordance with the Applicable Procedures and this Section 2.8.
(4)A definitive Debt Security may not be exchanged for a beneficial interest in a Global Debt Security unless the Company determines that the Debt Securities may be represented by Global Debt Securities and so notifies the Trustee. After the Company has determined that the Debt Securities may be represented by Global Debt Securities and so notifies the Trustee, then upon receipt by the Trustee of a definitive Debt Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from such Holder directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Debt Securities to reflect an increase in the aggregate principal amount of the Debt Securities represented by the Global Debt Securities, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee will cancel such definitive Debt Securities and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Debt Securities represented by the Global Debt Securities to be increased by the aggregate principal amount of the definitive Debt Securities to be exchanged, and will credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Debt Securities equal to the principal amount of the definitive Debt Securities so cancelled. If no Global Debt Securities are then outstanding, the Company will issue and the Trustee will authenticate, upon Company Order, a new Global Debt Security in the appropriate principal amount.
(5)At such time as all beneficial interests in a particular Global Debt Security have been exchanged for definitive Debt Securities or a particular Global Debt Security has been repurchased or canceled in whole and not in part, each such Global Debt Security will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debt Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debt Security or for definitive Debt Securities, the principal amount of Debt Securities represented by such Global Debt Security will be reduced accordingly by adjustments made on the records of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debt Security, such other Global Debt Security will be increased accordingly by adjustments made on the records of the Trustee to reflect such increase.

Section 2.9.    Mutilated, Destroyed, Lost and Stolen Debt Securities.

If any mutilated Debt Security is surrendered to the Trustee, subject to the provisions of this Section, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Debt Security containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
If there be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the

Trustee that such Debt Security has been acquired by a bona fide purchaser, the Company will execute and, upon the Company’s request the Trustee will authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Debt Security, a new Debt Security containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
Notwithstanding the foregoing provisions of this Section, in case the outstanding principal balance of any mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to ARTICLE X hereof, the Company in its discretion may, instead of issuing a new Debt Security, pay or redeem such Debt Security, as the case may be.
Upon the issuance of any new Debt Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Debt Security issued in accordance with this Section in lieu of any destroyed, lost or stolen Debt Security will constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Debt Security will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder.
The provisions of this Section, as amended or supplemented in accordance with this Indenture with respect to particular Debt Securities or generally, will (to the extent lawful) be exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.

Section 2.10.    Payment of Interest; Rights to Interest Preserved.

Any interest on any Registered Security that will be payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Registered Security is registered as of the close of business on the Regular Record Date for such interest. If a Bearer Security is surrendered in exchange for a Registered Security after the close of business on any Regular Record Date and before the opening of business on the next succeeding Interest Payment Date, such Bearer Security will be surrendered without the Coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date with respect to the Registered Security issued in exchange for such Bearer Security, but will be paid to the Holder of the Coupon pursuant to the terms of this Indenture.
Any interest on any Debt Security that will be payable, but will not be punctually paid or duly provided for, on any Interest Payment Date for such Debt Security (herein called “Defaulted Interest”) will cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
(1)The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Debt Security will be registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest, which will be fixed in the following manner. The Company will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Debt Security and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such

Defaulted Interest as provided in this clause. The Company will fix or cause to be fixed a Special Record Date for the payment of such Defaulted Interest, which will be no less than 15 days from the proposed payment. The Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company), will cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to the Holder of such Debt Security at the Holder’s address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Company may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the City of [______________], but such publication will not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as provided herein, such Defaulted Interest will be paid to the Person in whose name such Debt Security will be registered at the close of business on such Special Record Date. If a Bearer Security is surrendered in exchange for a Registered Security after the close of business on any Special Record Date and before the opening of business on the date for payment of such Defaulted Interest, such Bearer Security will be surrendered without the Coupon relating to such interest and such interest will not be payable with respect to the Registered Security issued in exchange for such Bearer Security, but will be paid to the Holder of the Coupon pursuant to the terms of this Indenture.
(2)The Company may elect to make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Debt Securities may be listed if, after notice of the proposed payment pursuant to this clause is given to the Trustee by the Company, such proposed manner of payment is deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section and Section 2.8, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.
Subject to the limitations set forth herein, the Holder of any Coupon shall be entitled to receive the interest payable on such Coupon upon the proper presentation and surrender of such Coupon on or after the Interest Payment Date of such Coupon.

Section 2.11.    Persons Deemed Owners.

Prior to due presentment of a Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debt Security is registered in the Security Register as the owner of such Debt Security for the purpose of receiving payment of principal of, and, subject to the provisions herein, interest on, such Debt Security and for all other purposes whatsoever, whether or not any payment with respect to such Debt Security will be overdue, and neither the Company, the Trustee or any agent of the Company or the Trustee will be affected by notice to the contrary.
No holder of any beneficial interest in any Global Debt Security held on its behalf by a Depositary will have any rights under this Indenture with respect to such Global Debt Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Debt Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein will (i) prevent the Company, the Trustee, any Paying Agent or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary, as a Holder, with respect to a Global Debt Security or (ii) impair, as between such Depositary and the owners of beneficial interests in such Global Debt Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as the Holder of such Global Debt Security.
The Company, the Trustee, and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any Coupon as the owner of such Bearer Security or Coupon for the purpose of receiving payment of principal of, and, subject to the provisions herein, interest on, such Bearer Security and for all other purposes whatsoever, whether or not any payment with respect to such Debt Security will be overdue, and neither the Company, the Trustee or any agent of the Company or the Trustee will be affected by notice to the contrary.

Section 2.12.    Cancellation.

All Debt Securities and Coupons surrendered for payment, redemption, registration of transfer, exchange or for credit against any payment in respect of a sinking or analogous fund will, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Debt Securities, as well as Debt Securities surrendered directly to the Trustee for any such purpose, will be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered will be cancelled promptly by the Trustee. No Debt Securities will be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as expressly permitted by or under this Indenture. All cancelled Debt Securities and Coupons held by the Trustee will be disposed of in accordance with its procedure for the disposition of cancelled Debt Securities, and the Trustee, upon the written request of the Company, will deliver to the Company a certificate of such disposition, unless by a Company Order the Company shall direct that cancelled Debt Securities or Coupons shall be returned to the Company.

Section 2.13.    Computation of Interest.

From and including the original issue date of the Debt Securities to but excluding [_____________________], the rate at which the Debt Securities shall bear interest shall be [____]% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semiannually in arrears on Fixed Interest Payment Dates. From and including [_____________________] to but excluding the Stated Maturity, the rate at which the Debt Securities shall bear interest shall be a floating rate equal to LIBOR determined on the determination date of the applicable Interest Period plus [______] basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on Floating Interest Payment Dates. Any payment of principal of or interest on the Debt Securities that would otherwise become due and payable on a day which is not a Business Day will become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day.

Section 2.14.    CUSIP Numbers.

The Company may issue the Debt Securities with one or more “CUSIP” numbers (if then generally in use). The Company will promptly notify the Trustee of any change in the CUSIP numbers. The Trustee may use the CUSIP numbers in notices (including but not limited to notices of redemption or exchange) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such notice will not be affected by any defect in or omission of such number.

ARTICLE III
SATISFACTION AND DISCHARGE OF INDENTURE

Section 3.1.    Satisfaction and Discharge.

This Indenture will cease to be of further effect, and the Trustee, on receipt of a Company Order, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
(1)either:
a)all Debt Securities theretofore authenticated and delivered and all Coupons relating thereto (other than (i) Debt Securities and Coupons that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9, (ii) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.4, and (iii) Coupons relating to Bearer Securities that have been surrendered in exchange for Registered Securities, called for redemption, or surrendered for repayment) have been delivered to the Trustee for cancellation; or
b)all Debt Securities that have not been delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities and related Coupons not theretofore delivered to the Trustee for cancellation, including the principal of, and interest on, the Debt Securities to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Maturity thereof, as the case may be;
(2)the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Debt Securities; and
(3)the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture with respect to the Debt Securities, the obligations of the Company to the Trustee under Section 5.7 and, if money will have been deposited with the Trustee in accordance with Section 3.1(1)b), the obligations of the Company and the Trustee with respect to the Debt Securities under Section 3.3 and Section 9.4 will survive.

Section 3.2.    Legal Defeasance and Covenant Defeasance.

(1)The Company may at its option and at any time, elect to have Section 3.2(2) or Section 3.2(3) be applied to such Outstanding Debt Securities upon compliance with the conditions set forth below in this Section 3.2. Legal Defeasance and Covenant Defeasance may be effected only with respect to all, and not less than all, of the Outstanding Debt Securities.
(2)Upon the Company’s exercise of the above option applicable to this Section 3.2(2), the Company will be deemed to have been discharged from its obligations with respect to such Outstanding Debt Securities on the date the conditions set forth in clause (4) of this Section 3.2 are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Debt Securities, which will thereafter be deemed to be “Outstanding” only for the purposes of Section 3.2(5) and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of its other obligations under such Debt Securities and this Indenture insofar as such Debt Securities are concerned (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except for the following which will survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Debt Securities to receive, solely from the trust fund described in Section 3.2(4)a) and as more fully set forth in this Section 3.2 and Section 3.3, payments in respect of the principal of and interest, if any, on, such Debt Securities when such payments are due; (ii) the obligations of the Company and the Trustee with respect to such Debt Securities under Section 2.8, Section 2.9, Section 9.2 and Section 9.4; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (iv) this Section 3.2 and Section 3.3. The Company may exercise its option under this Section 3.2(2) notwithstanding the prior exercise of its option under Section 3.2(3) with respect to such Debt Securities.
(3)Upon the Company’s exercise of the above option applicable to this Section 3.2(3), the Company will be released from its obligations under clauses (ii) and (iii) of Section 9.5 and Section 9.7 on and after the date the conditions set forth in clause (4) of this Section 3.2 are satisfied (“Covenant Defeasance”), and such Debt Securities will thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but will continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that with respect to such Outstanding Debt Securities, the Company may omit to comply with, and will have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document, and such omission to comply will not constitute a default; provided, however, as specified above, the remainder of this Indenture and such Debt Securities will be unaffected thereby.
(4)The following will be the conditions to the application of Section 3.2(2) or Section 3.2(3) to any Outstanding Debt Securities:
a)The Company will irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.8 who will agree to comply with the provisions of this Section 3.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders: (i) an amount in Dollars, (ii) Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, on such Debt Securities, money, or (iii) a combination thereof, in any case, in an amount sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which will be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and interest, if any, on such Outstanding Debt Securities on the Maturity of such principal or installment of principal or interest.
b)Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.
c)No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Debt Securities will have occurred and be continuing on the date of such deposit, and, solely in the case of Legal Defeasance under Section 3.2(2), no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, under Section 4.1 will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to Legal Defeasance under Section 3.2(2) will not be deemed satisfied until the expiration of such period); provided, however, that should that condition fail to be satisfied on or before such 91st day after the date of such deposit, the Trustee shall promptly, upon receipt of satisfactory evidence of such failure, return such deposit to the Company.
d)In the case of Legal Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon, such opinion of independent counsel will confirm that the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Legal Defeasance had not occurred.
e)In the case of Covenant Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Covenant Defeasance had not occurred.
f)The Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as the case may be, under this Indenture have been satisfied.
g)If the moneys or Government Obligations or combination thereof, as the case may be, deposited under Section 3.4(a) below are sufficient to pay the principal of and interest, if any, on such Debt Securities, provided such Debt Securities are redeemed on a particular Redemption Date, the Company will have given the Trustee irrevocable instructions to redeem such Debt Securities on such date and to provide notice of such redemption to Holders as provided in or under this Indenture.
h)The Trustee will have received such other documents, assurances and Opinions of Counsel as the Trustee will have reasonably required.
(5)Subject to the provisions of the last paragraph of Section 9.4, all moneys and Government Obligations deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 3.2(5), the “Trustee”) in accordance with Section 3.2(4)a) in respect of any Outstanding Debt Securities will be held in trust and applied by the Trustee, in accordance with the provisions of such Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal and interest, but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited in accordance with this Section 3.2 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Debt Securities.
Upon the satisfaction of the conditions set forth in this Section with respect to all of the Outstanding Debt Securities of any series, the terms and conditions of such Debt Securities, (including the terms and conditions with respect thereto set forth in this Indenture) shall no longer be binding upon or applicable to the Company. Upon the satisfaction of the conditions set forth in this Section with respect to all of the Outstanding Debt Securities of any series, the Trustee shall, upon Company Request, acknowledge in writing that the Company’s obligations with respect to the Debt Securities have been discharged as provided for herein.

Notwithstanding the cessation, termination and discharge of all obligations, covenants and agreements of the Company under this Indenture with respect to any Debt Securities, the obligations of the Company to the Trustee under Section 5.7, and the obligations of the Trustee under Section 3.3 and the last paragraph of Section 9.4, shall survive with respect to such Debt Securities.

Section 3.3.    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 9.4, all moneys and Government Obligations deposited with the Trustee in accordance with Section 3.1 or Section 3.2 will be held in trust and applied by the Trustee, in accordance with the provisions of such Debt Securities subject to discharge under Section 3.1 or Legal Defeasance or Covenant Defeasance under Section 3.2, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company, acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money or Government Obligations have been deposited with or received by the Trustee. Such money and Government Obligations need not be segregated from other funds, except to the extent required by law.
The Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided herein which, in the opinion of a nationally recognized firm of independent public accountants, expressed in writing and delivered to the Trustee, are then in excess of the amount which would have been required to be deposited for the purpose or purposes for which such money or Government Obligations were deposited.
The Trustee shall deliver to the Company from time to time upon Company Request any money or Government Obligations held by it as provided herein, provided that the Company simultaneously delivers to the Trustee in substitution therefor, money or Government Obligations which, in the opinion of a nationally recognized firm of independent public accountants, expressed in writing and delivered to the Trustee, are sufficient to satisfy the Company’s payment obligations in respect of the Debt Securities as contemplated by Section 3.1 or Section 3.2.

Section 3.4.    Reinstatement.

If the Trustee (or other qualifying trustee appointed in accordance with Section 3.2(4)a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited in accordance with Section 3.1(1) or Section 3.2(4)a) to pay any principal of or interest, if any, on the Debt Securities by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Debt Securities will be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and interest, if any, on the Debt Securities as contemplated by Section 3.1 or Section 3.2 as the case may be; provided, however, that if the Company makes any payment of the principal of or interest, if any, on the Debt Securities following the reinstatement of its obligations as provided for herein, the Company will be subrogated to the rights of the Holders of such Debt Securities to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

Section 3.5.    Effect on Subordination Provisions.

The provisions of ARTICLE XIII are expressly made subject to the provisions for, and to the right of the Company to effect, the satisfaction and discharge of all of the Debt Securities as set forth in and in accordance with Section 3.1 and the provisions for, and to the right of the Company to effect, Legal Defeasance and Covenant Defeasance of all of the Debt Securities as set forth in and in accordance with Section 3.2. As a result, and anything herein to the contrary notwithstanding, if the Company complies with the provisions of Section 3.1 to effect the satisfaction and discharge of the Debt Securities, upon the effectiveness of such satisfaction and discharge in accordance with Section 3.1, the Debt Securities as to which satisfaction and discharge will have become effective will thereupon cease to be so subordinated in right of payment to the Senior Indebtedness and will no longer be subject to the provisions of ARTICLE XIII and, without limitation to the foregoing, all moneys and Government Obligations deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge may be applied to pay the principal of and interest, if any, on such Debt Securities as and when the same will become due and payable, notwithstanding the provisions of ARTICLE XIII without regard to whether any or all of the Senior Indebtedness then outstanding will have been paid or otherwise provided for. Similarly, and anything herein to the contrary notwithstanding, if the Company complies with the provisions of Section 3.2 to effect Legal Defeasance or Covenant Defeasance with respect to the Debt Securities, upon the effectiveness of Legal Defeasance or Covenant Defeasance in accordance with Section 3.2, the Debt Securities as to which Legal Defeasance or Covenant Defeasance, as the case may be, will have become effective will thereupon cease to be so subordinated in right of payment to the Senior Indebtedness and will no longer be subject to the provisions of ARTICLE XIII and, without limitation to the foregoing, all moneys and Government Obligations deposited with the Trustee (or other qualifying trustee) in trust in connection with such Legal Defeasance or Covenant Defeasance may be applied to pay the principal of, and interest, if any, on, such Debt Securities as and when the same will become due and payable notwithstanding the provisions of ARTICLE XIII without regard to whether any or all of the Senior Indebtedness then outstanding will have been paid or otherwise provided for.

ARTICLE IV
REMEDIES

Section 4.1.    Events of Default; Acceleration.

An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or in accordance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):
(1)the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 60 consecutive days;
(2)the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;
(3)the failure of the Company to pay any installment of interest on any of the Debt Securities as and when the same will become due and payable, and the continuation of such failure for a period of 30 days;

(4)the failure of the Company to pay all or any part of the principal of any of the Debt Securities as and when the same will become due and payable under this Indenture, and the continuation of such failure for a period of 30 days;
(5)the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the Debt Securities or in this Indenture, and the continuation of such failure for a period of 60 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 1.5, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities at the time Outstanding; or
(6)the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.
Upon becoming aware of any Event of Default, the Company will promptly deliver to the Trustee a written statement specifying the Event of Default.
If an Event of Default described in Section 4.1(1) or Section 4.1(2) occurs, then the principal amount of all of the Outstanding Debt Securities, and accrued and unpaid interest, if any, on all Outstanding Debt Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company will treat the Debt Securities as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 4.1(1) or Section 4.1(2), neither the Trustee nor any Holder may accelerate the Maturity of the Debt Securities and make the principal of, and any accrued and unpaid interest on, the Debt Securities, immediately due and payable.
If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of and interest on the Debt Securities or to enforce the performance of any provision of the Debt Securities or this Indenture.

Section 4.2.    Failure to Make Payments.

If an Event of Default described in Section 4.1(3) or Section 4.1(4) occurs, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Debt Securities, the whole amount then due and payable with respect to such Debt Securities, with interest upon the overdue principal, and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to such Debt Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Debt Securities, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 5.7.
If the Company fails to pay the money it is required to pay the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debt Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.
The Trustee may proceed to protect and enforce its rights and the rights of the Holders of Debt Securities by such appropriate judicial proceedings as the Trustee will deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy.

Section 4.3.    Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Debt Securities), its property or its creditors, the Trustee will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to:
(1)file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Debt Securities, of the principal and interest owing and unpaid in respect of such Debt Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of such Debt Securities allowed in such judicial proceeding; and
(2)collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders and to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due hereunder.
No provision of this Indenture will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Debt Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors, or other similar committee.

Section 4.4.    Trustee May Enforce Claims Without Possession of Debt Securities.

All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or the production of such Debt Securities in any related proceeding, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 4.5.    Application of Money Collected.

Any money collected by the Trustee in accordance with this ARTICLE IV or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any interest, upon presentation of the Debt Securities and the notation on such Debt Securities of the payment if only partially paid and upon surrender of such Debt Securities if fully paid:
FIRST: To the payment of all amounts due to the Trustee, acting in any capacity hereunder, (including any predecessor trustee) under Section 5.7;
SECOND: To the payment of amounts then due and unpaid to the holders of Senior Indebtedness, to the extent required under the Subordination Provisions established with respect to the Debt Securities;
THIRD: To the payment of the amounts then due and unpaid for principal of and any interest on the Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Debt Securities for principal and interest, respectively; and
FOURTH: The balance, if any, to the Person or Persons entitled thereto.

Section 4.6.    Limitation on Suits.

No Holder of any Debt Securities will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:
(1)such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities;
(2)the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;
(3)such Holder or Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;
(4)the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and
(5)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in the aggregate principal amount of the Outstanding Debt Securities;
it being understood and intended that no one or more of such Holders will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all of such Holders.

Section 4.7.    Unconditional Right of Holders to Payments.

Notwithstanding any other provision in this Indenture, the Holder of any Debt Security will have the right, which is absolute and unconditional, to receive payment of the principal of and, subject to Section 2.8 and Section 2.10 hereof, any interest on such Debt Security on the respective Maturity or Maturities expressed in such Debt Security and to institute suit for the enforcement of any such payment. Such rights will not be impaired without the consent of such Holder.

Section 4.8.    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions under this Indenture, and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 4.9.    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Debt Securities in the last paragraph of Section 2.9, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or in the future existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.10.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Debt Securities to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.11.    Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities, provided that:
(1)such direction will not violate any rule of law or this Indenture or the Debt Securities;
(2)the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)the Trustee will have the right to decline to follow any such direction if the Trustee in good faith will determine that the proceeding so directed would involve the Trustee in personal liability.

Section 4.12.    Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities may on behalf of the Holders of all the Debt Securities waive any past default under this Indenture and its consequences, except a default in the payment of the principal of or interest on any Debt Security, or in respect of a covenant or provision of this Indenture which under ARTICLE IX cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security.
Upon any such waiver, such default will cease to exist, and any Event of Default arising from such default will be deemed to have been cured for every purpose of this Indenture; provided, however, that no such waiver will extend to any subsequent or other default or impair any consequent right.

Section 4.13.    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Debt Securities, by his acceptance of such Debt Securities, will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 4.13 will not apply to: (i) any suit instituted by the Company, (ii) any suit instituted by the Trustee, (iii) any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Debt Securities, or (iv) any suit instituted by any Holder for the enforcement of the payment of the principal of or interest, if any, on any Debt Securities on or after the Maturity or Maturities expressed in such Debt Securities.

ARTICLE V
THE TRUSTEE

Section 5.1.    Duties of Trustee.

(1)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it hereby, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(2)Except during the continuance of an Event of Default:
a)the duties of the Trustee will be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth herein and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and
b)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof; provided, however, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(3)Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (1) and (2) of this Section 5.1 and to Section 5.2.
(4)No provision hereof will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.
(5)The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 5.2.    Certain Rights of Trustee.

Subject to Section 315(a) through Section 315(d) of the Trust Indenture Act:
(1)the Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;
(2)any request or direction of the Company mentioned herein will be sufficiently evidenced by a Company Request or a Company Order (unless other evidence in respect therof be herein specifically prescribed) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(3)whenever in the administration of this Indenture the Trustee will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence will be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or Opinion of Counsel, or both, which will comply with Section 1.2;
(4)before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care;
(5)the Trustee will be under no obligation to exercise any of the rights or powers vested in it by or under this Indenture at the request or direction of any Holder(s) under this Indenture, unless such Holder(s) will have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
(6)the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company and will incur no liability or additional liability of any kind by reason of such inquiry or investigation;
(7)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)the Trustee will not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(9)in no event will the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(10)the Trustee will not be required to take notice or be deemed to have notice of any Event of Default, except failure by the Company to pay or cause to be made any of the payments required to be made to the Trustee, unless a Responsible Officer shall receive by a writing of such default by the Company or by the Holders of at least 25% in aggregate principal amount of the then Outstanding Debt Securities delivered to the Corporate Trust Office of the Trustee and in the absence of such notice so delivered the Trustee may conclusively assume no Event of Default exists;
(11)the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed or appointed to act hereunder;
(12)the Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions under this Indenture;
(13)the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and
(14)the Trustee shall not be liable or responsible for any calculation in connection with the transactions contemplated hereunder nor for any information used in connection with such calculation.

Section 5.3.    Notice of Defaults.

Within 90 days after the Trustee is notified of the occurrence of any default hereunder with respect to the Debt Securities, the Trustee will deliver to all Holders entitled to receive reports in accordance with Section 6.2(3), notice of such default hereunder known to the Trustee, unless such default will have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest or in the payment of any sinking fund installments, if any, on any Debt Securities, the Trustee will be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to the Debt Securities.

Section 5.4.    Not Responsible for Recitals or Issuance of Debt Securities.

The recitals contained herein and in the Debt Securities, except the Trustee’s certificate of authentication, will be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent will be accountable for the use or application by the Company of the Debt Securities or the proceeds thereof. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debt Securities; it will not be accountable for the Company’s use of the proceeds from the Debt Securities or any money paid to the Company or upon the Company’s direction under any provision hereof; it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it will not be responsible for any statement or recital herein or any statement in the Debt Securities or any other document in connection with the sale of the Debt Securities or under this Indenture other than its certificate of authentication.

Section 5.5.    May Hold Debt Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and, subject to Section 310(b) and Section 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights that it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other Person.

Section 5.6    Money Held in Trust.

Except as provided in Section 3.2(5), Section 3.3 and Section 9.4, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and will be held uninvested. The Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 5.7.    Compensation and Reimbursement.
The Company agrees:
(1)to pay to the Trustee from time to time compensation as agreed in writing among the parties hereto for all services rendered by the Trustee acting in any capacity hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2)except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or willful misconduct; and
(3)to indemnify each of the Trustee acting in any capacity or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, liability or expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts) and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 5.7) and defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that any such loss, liability or expense was due to the Trustee’s negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order.
The obligations of the Company under this Section 5.7 will survive the satisfaction and discharge of this Indenture.

As security for the performance of the obligations of the Company under this Section, the Trustee will have a lien prior to the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on Debt Securities. Such lien will survive the satisfaction and discharge hereof.
Any compensation or expense incurred by the Trustee after an Event of Default specified in Section 4.1(1) or Section 4.1(2) is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 5.7 will include any predecessor Trustee, but the negligence or bad faith of any Trustee will not affect the rights of any other Trustee under this Section 5.7. The provisions of this Section 5.7 will, to the extent permitted by law, survive any termination of this Indenture (including, without limitation, termination in accordance with any federal or state law for the relief of debtors) and the resignation or removal of the Trustee.

Section 5.8.    Corporate Trustee Required; Eligibility.

(1)There will at all times be a Trustee hereunder that is a corporation, organized and doing business under the laws of the United States, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 and is subject to supervision or examination by federal or state authority. The Trustee will also satisfy the requirements of Section 310(a)(5) of the Trust Indenture Act. If at any time the Trustee will cease to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect hereinafter specified in this Article.
(2)The Trustee will comply with Section 310(b) of the Trust Indenture Act; provided, however, that there will be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.
(3)If the Trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, pursuant to the provisions of the Trust Indenture Act and this Indenture. To the extent permitted under the Trust Indenture Act, the Trustee will not be deemed to have a conflicting interest with respect to the Debt Securities by virtue of being a trustee under this Indenture with respect to the Debt Securities.

Section 5.9.    Resignation and Removal; Appointment of Successor.

(1)No resignation or removal of the Trustee and no appointment of a successor Trustee in accordance with this Article will become effective until the acceptance of appointment by the successor Trustee in accordance with Section 5.10.
(2)The Trustee may resign at any time with respect to the Debt Securities by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 will not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(3)The Trustee may be removed at any time with respect to the Debt Securities by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 will not have been delivered to the Trustee within 30 days of receipt of such Act specifying removal, the removed

Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee.
If at any time:
a)the Trustee will fail to comply with the obligations imposed upon it under Section 312(b) of the Trust Indenture Act with respect to the Debt Securities after written request therefor by the Company or any Holder who has been a bona fide Holder for at least six months;
b)the Trustee will cease to be eligible under Section 5.8 and will fail to resign after written request therefor by the Company or any such Holder; or
c)the Trustee will become incapable of acting or will be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property will be appointed or any public officer will take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, (i) the Company, by or in accordance with a Board Resolution, may remove the Trustee with respect to the Debt Securities, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debt Securities and the appointment of a successor Trustee. In addition, the Company may remove the Trustee if the Company determines by Board Resolution that the services provided hereunder by the Trustee may be obtained at a substantially lower cost to the Company.
(4)If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy will occur in the office of Trustee for any cause, with respect to the Debt Securities, the Company, by or in accordance with a Board Resolution, will promptly appoint a successor Trustee or Trustees with respect to the Debt Securities and will comply with the applicable requirements of Section 5.10. lf, within one year after such appointment, a successor Trustee with respect to the Debt Securities will be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed will, upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.10, become the successor Trustee with respect to the Debt Securities and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities will have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 5.10, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities.
(5)The Company will give notice of each resignation and each removal of the Trustee with respect to the Debt Securities and each appointment of a successor Trustee with respect to the Debt Securities by delivering written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Security Register. Each notice will include the name of the successor Trustee with respect to the Debt Securities and the address of its Corporate Trust Office.

Section 5.10.    Acceptance of Appointment by Successor.

(1)Upon the appointment hereunder of any successor Trustee with respect to all Debt Securities, such successor Trustee so appointed will execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; provided, however, that on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, will execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 9.4, will duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 5.7.
(2)Upon the appointment hereunder of any successor Trustee with respect to the Debt Securities, the Company, the retiring Trustee and such successor Trustee will execute and deliver an indenture supplemental hereto wherein each successor Trustee will accept such appointment and which: (i) will contain such provisions as will be necessary or desirable to transfer and confirm to, and to vest in such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities; (ii) if the retiring Trustee is not retiring with respect to all Debt Securities, will contain such provisions as will be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities will continue to be vested in the retiring Trustee; and (iii) will add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustees co-trustees of the same trust, that each such Trustee will be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee, and that no Trustee will be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee will become effective to the extent provided therein, such retiring Trustee will have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Debt Securities other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities; provided, however, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Debt Securities and subject to Section 9.4, will duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Debt Securities, subject to its claim, if any, provided for in Section 5.7.
(3)Upon request of any Person appointed hereunder as a successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.
(4)No Person will accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person will be qualified and eligible under this Article. No resigning or removed Trustee shall have any liability or responsibility for the action or inaction of any successor Trustee.

Section 5.11.    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder (provided that such corporation will otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities will have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities will not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities in either its own name or that of its predecessor Trustee.

Section 5.12.    Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to the Debt Securities which will be authorized to act on behalf of the Trustee to authenticate the Debt Securities issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment, or in accordance with Section 2.9, and the Debt Securities so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.
Each Authenticating Agent will be reasonably acceptable to the Company and, except as provided herein, will at all times: (i) be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, (ii) be authorized under applicable law and by its charter to act as an Authenticating Agent, (iii) have a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000, and (iv) be subject to supervision or examination by federal or state authority. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, will be the successor of such Authenticating Agent hereunder, provided such corporation will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that will be acceptable to the Company and will deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 5.12.
The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it will be entitled to be reimbursed for such payments, subject to the provisions of Section 5.7.
The provisions of Section 1.4, Section 1.11, Section 2.9, Section 2.12, Section 5.2, Section 5.4, Section 5.5 and Section 5.7 will be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed under this Section, the Debt Securities may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:
This is one of the Debt Securities designated herein referred to in the within-mentioned Indenture.

As Trustee

By:
As Authenticating Agent

By:

Name:

Title:

Section 5.13.    Preferred Collection of Claims against Company.

If and when the Trustee will be or become a creditor of the Company (or any other obligor upon the Debt Securities), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VI
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 6.1.    Holder Lists; Preservation of Information; Communications to Holders.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Registered Securities. If the Trustee is not the Registrar, the Company will cause to be furnished to the Trustee at least semiannually on January 1 and July 1 of each year a listing of the Holders dated within 10 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
The Trustee may destroy any list furnished to it upon receipt of a new list. The Trustee will preserve for at least two years the names and addresses of Holders of Bearer Securities filed with the Trustee by such Holders.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or the Debt Securities, and the corresponding rights of the Trustee, shall be as provided by the Trust Indenture Act.
The Trustee will comply with the obligations imposed upon it in accordance with Section 312 of the Trust Indenture Act. Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Registrar will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Debt Securities, in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee will not be held accountable by reason of delivering any material in accordance with a request made under Section 312(b) of the Trust Indenture Act.

Section 6.2.    Reports by Trustee.

(1)Within 60 days after July 15 of each year commencing with the first July 15 following the date of this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Trustee will transmit, in accordance with Section 313(c) of the Trust Indenture Act, a brief report dated as of such July 15 with respect to any of the events specified in Section 313(a) and Section 313(b)(2) of the Trust Indenture Act that may have occurred since the later of the immediately preceding July 15 and the date of this Indenture.
(2)The Trustee will transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.
(3)Reports under this Section will be transmitted in the manner and to the Persons required by Section 313(c) and Section 313(d) of the Trust Indenture Act.

Section 6.3.    Reports by Company.

(1)The Company, in accordance with Section 314(a) of the Trust Indenture Act, will:
a)file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission in accordance with Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports in accordance with either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required in accordance with Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;
b)file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional certificates, information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture, as may be required from time to time by such rules and regulations; and
c)transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company in accordance with paragraphs (1) and (2) of this Section, as may be required by rules and regulations prescribed from time to time by the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
(2)The Company intends to file the reports referred to in Section 6.3(1) with the Commission in electronic form in accordance with Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval system. Compliance with the foregoing, or any successor electronic system approved by the Commission, will constitute delivery by the Company of such reports to the Trustee and Holders in compliance with the provision of Section 6.3(1) and Trust Indenture Act Section 314(a). Notwithstanding anything to the contrary herein, the Trustee will have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee in accordance with this Section 6.3(2) will be solely for the purposes of compliance with this Section 6.3(2) and with Trust Indenture Act Section 314(a). The Trustee’s receipt of such reports, information and documents is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no liability or responsibility for the filing, content or timelines of any report hereunder aside from any report reported under Section 6.2 hereof.

ARTICLE VII
SUCCESSORS

Section 7.1.    Merger, Consolidation or Sale of All or Substantially All Assets.

The Company will not, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person, unless:
(1)either the Company will be the continuing Person (in the case of a merger), or the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Company will be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and will expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor corporation and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Outstanding Debt Securities and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Debt Securities on the part of the Company to be performed or observed;
(2)immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result of that transaction as having been incurred by the Company or any Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and
(3)either the Company or the successor Person will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this ARTICLE VII and that all conditions precedent herein provided for relating to such transaction have been complied with.
For purposes of the foregoing, any sale, assignment, transfer, lease or other conveyance of all or any of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), which, if such properties and assets were directly owned by the Company, would constitute all or substantially all of the Company’s properties and assets, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 7.2.    Successor Person Substituted for Company.

Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person will be released from all obligations and covenants under this Indenture and the Debt Securities.

ARTICLE VIII
SUPPLEMENTAL INDENTURES

Section 8.1.    Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Debt Securities, the Company (when authorized by or in accordance with a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1)to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations and covenants of the Company contained herein and in the Debt Securities;
(2)to add to the covenants of the Company for the benefit of the Holders (as will be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company with respect to the Debt Securities issued under this Indenture (as will be specified in such supplemental indenture or indentures);
(3)to establish the form or terms of Debt Securities as contemplated by Section 2.1;
(4)to permit or facilitate the issuance of Debt Securities in uncertificated or global form, provided any such action will not adversely affect the interests of the Holders;
(5)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, in accordance with the requirements of ARTICLE V;
(6)to cure any ambiguity or to correct or supplement any provision herein that may be defective or that may be inconsistent with any other provision herein;
(7)to make any other provisions with respect to matters or questions arising under this Indenture that will not adversely affect the interests of the Holders of then Outstanding Debt Securities;
(8)to add any additional Events of Default (as will be specified in such supplemental indenture);
(9)to supplement any of the provisions of this Indenture to such extent as will be necessary to permit or facilitate the Legal Defeasance, Covenant Defeasance and/or satisfaction and discharge of the Debt Securities in accordance with ARTICLE III, provided that any such action will not adversely affect the interests of any Holder;

(10)to conform any provision in this Indenture to the requirements of the Trust Indenture Act; or
(11)to make any change that does not adversely affect the legal rights under this Indenture of any Holder.

Section 8.2.    Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or in accordance with a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Debt Securities or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Debt Security affected thereby, will:
(1)reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Debt Securities;
(2)reduce the principal of or change the Stated Maturity of any Debt Securities;
(3)change the date on which any Debt Securities may be subject to redemption or reduce the Redemption Price therefore;
(4)make any Debt Security payable in money other than Dollars;
(5)change any of the Subordination Provisions in a way that may adversely affect the Holders;
(6)make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Debt Security on or after the due date thereof or to bring suit to enforce such payment;
(7)reduce the percentage in principal amount of the Outstanding Debt Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 4.12 or Section 9.6 of this Indenture; or
(8)modify any of the provisions of this Section 8.2, Section 4.12 or Section 9.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby.
It will not be necessary for any Act of Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such Act will approve the substance thereof.

Section 8.3.    Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this ARTICLE VIII or the modifications thereby of the trust created by this Indenture, the Trustee will be entitled to receive, and (subject to Section 5.1) will be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions. The Trustee may, but will not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.4.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this ARTICLE VIII, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes, and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5.    Reference in Debt Securities to Supplemental Indentures.

Debt Securities authenticated and delivered after the execution of any supplemental indenture in accordance with this ARTICLE VIII may, and will if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company will so determine, new Debt Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities.

Section 8.6.    Effect on Senior Indebtedness.

No supplemental indenture will directly or indirectly modify or eliminate the Subordination Provisions or the definition of “Senior Indebtedness” applicable with respect to the Debt Securities in any manner that might terminate or impair the subordination of such Debt Securities to such Senior Indebtedness without the prior written consent of each of the holders of such Senior Indebtedness.

Section 8.7.    Conformity with Trust Indenture Act.

Every supplemental indenture executed in accordance with this Article will conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE IX
COVENANTS

Section 9.1.    Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and interest on the Debt Securities, in accordance with the terms thereof and this Indenture. Principal and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York, New York time, on any Interest Payment Date, an amount in immediately available funds provided by the Company that is designated for and sufficient to pay all principal and interest then due.

Section 9.2.    Payment of Additional Amounts.

If the Debt Securities provide for the payment of additional amounts pursuant to the supplemental indenture accompanying their issuance, the Company will pay, pursuant to the provisions of such supplemental indenture, such additional amounts to the Holder of any Debt Securities to which such additional amounts apply. Whenever in this Indenture there is mentioned a payment with respect to the Debt Securities, whether a payment of principal, interest, redemption, repayment, or otherwise, such mention shall be deemed to include the mention of the payment of any additional amounts that apply pursuant to the terms of the applicable supplemental indenture.

Section 9.3.    Maintenance of Office.

The Company will maintain an office or agency in the City of [______________] (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Debt Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debt Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (but not service of process) may be made or served at the Corporate Trust Office.
The Company may also from time to time designate one or more other offices or agencies where the Debt Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the City of [______________]. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with this Section 9.3.

Section 9.4.    Money for Debt Securities Payments to Be Held in Trust.

If the Company will at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Debt Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal and interest, as the case may be, so becoming due until such sums will be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to so act.
Whenever the Company will have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Debt Securities, deposit with any Paying Agent a sum in Dollars sufficient to pay the principal and interest, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to so act.
The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
(1)hold all sums held by it for the payment of the principal of or interest on the Debt Securities in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as provided in or under this Indenture;

(2)give the Trustee notice of any default by the Company in the making of any payment of principal or interest on the Debt Securities; and
(3)at any time during the continuance of any such default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such sums.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Debt Security and remaining unclaimed for two years after such principal or interest will have become due and payable will be paid to the Company upon a Company Request, or (if then held by the Company) will be discharged from such trust, and the Holder of such Debt Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, not later than 30 days after the Company’s request for such repayment, at the expense of the Company, cause to be published once, in an Authorized Newspaper in each Place of Payment or to be delivered to such Holders of Debt Securities, or both, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication or delivery nor will it be earlier than two years after such principal and or interest will have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.5.    Corporate Existence.

Subject to ARTICLE VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate existence of the Company, (ii) the existence (corporate or other) of each Significant Subsidiary, and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its Significant Subsidiaries or any such right, license or franchise of the Company or any of its Significant Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Holders of Debt Securities.

Section 9.6.    Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 9.1 to Section 9.5, inclusive, with respect to the Debt Securities if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debt Securities, by Act of such Holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition will remain in full force and effect.

Section 9.7.    Company Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 9.8.    Tier 2 Capital.

If all or any portion of the Debt Securities ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Debt Securities, the Company will immediately notify the Trustee and the Holders, and thereafter the Company shall request, subject to the terms hereof, that the Trustee and the Holders execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Debt Securities to qualify as Tier 2 Capital.

ARTICLE X
REDEMPTION OF SECURITIES

Section 10.1.    Redemption of Securities.

(1)Except as provided in this Section 10.1, the Debt Securities are not subject to redemption at the option of the Company. The Debt Securities are not subject to redemption at the option of the Holders.
(2)Subject to the receipt of any required regulatory approvals, with corresponding written notice to the Trustee, the Company at any time or from time to time on or after [_______________] may redeem all or a portion of the Outstanding Debt Securities.
(3)Subject to the receipt of any required regulatory approvals, the Company may, at its option, redeem all or a portion of the Outstanding Debt Securities at any time upon an Investment Company Event, a Tax Event or a Tier 2 Capital Event.
(4)The Redemption Price with respect to any redemption permitted under this Indenture will be equal to one hundred percent (100%) of the principal amount of the Debt Securities to be redeemed, plus accrued but unpaid interest, if any, thereon, to but excluding the Redemption Date.

Section 10.2.    Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Debt Securities will be evidenced by a Company Order or Board Resolution. In case of any redemption of less than all of the Debt Securities, the Company will, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice will be satisfactory to the Trustee, but in any event not less than 45 days prior to the Redemption Date), notify the Trustee of such Redemption Date and of the principal amount of Debt Securities to be redeemed.

In the case of any redemption of Debt Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture or (ii) in accordance with an election of the Company that is subject to a condition specified in the terms of such Debt Securities or elsewhere in this Indenture, the Company will furnish to the Trustee an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 10.3.    Selection by Trustee of Debt Securities to be Redeemed.

If less than all of the Debt Securities are to the redeemed, the particular Debt Securities to be redeemed will be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Debt Securities not previously called for redemption unless otherwise required by law or applicable depositary requirements, on a pro rata basis, by lot or such method as the Trustee will deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Debt Securities; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Debt Security not redeemed to less than the minimum denomination for a Debt Security established hereunder.
The Trustee will promptly notify the Company and the Registrar (if other than itself) in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities will relate, in the case of any Debt Securities redeemed or to be redeemed only in part, to the portion of the principal of such Debt Securities which has been or is to be redeemed.

Section 10.4.    Notice of Redemption.

Notice of redemption will be given in the manner provided in Section 1.5, not less than 30 nor more than 60 days prior to the Redemption Date to the Holders of Debt Securities to be redeemed. Failure to give notice by delivering in the manner herein provided to the Holder of any Debt Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, will not affect the validity of the proceedings for the redemption of any other Debt Securities or portions thereof.
Any notice that is delivered to the Holder of any Debt Securities in the manner herein provided will be conclusively presumed to have been duly given, whether or not such Holder receives the notice.
All notices of redemption will state:
(1)the Redemption Date;
(2)the Redemption Price;
(3)if less than all Outstanding Debt Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Debt Security or Debt Securities to be redeemed;
(4)that, in the event any Debt Security is to be redeemed in part, on and after the Redemption Date, upon surrender of such Debt Security, the Holder of such Debt Security will receive, without charge, a new Debt Security or Debt Securities of authorized denominations for the principal amount thereof remaining unredeemed;
(5)that, on the Redemption Date, the Redemption Price will become due and payable upon each such Debt Security or portion thereof to be redeemed, together with accrued and unpaid interest,

if any, thereon (subject to the provisions of the first paragraph of Section 10.6), and that interest thereon will cease to accrue on and after said date;
(6)the place or places where such Debt Securities are to be surrendered for payment of the Redemption Price and any accrued interest pertaining thereto; and
(7)the section hereunder providing for such redemption.
The notice of redemption shall include the CUSIP reference numbers of such Debt Securities, if any (or any other numbers used by a Depositary to identify such Debt Securities).
Notice of redemption of Debt Securities to be redeemed at the election of the Company will be given by the Company or, at the Company’s request delivered at least 10 days before the date such notice is to be given (unless a shorter period will be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company.

Section 10.5.    Deposit of Redemption Price.

On or prior to 11:00 a.m., New York, New York time, on any Redemption Date, the Company will deposit, with respect to the Debt Securities called for redemption in accordance with Section 10.4, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.4) an amount sufficient to pay the Redemption Price of and (except if the Redemption Date will be an Interest Payment Date) any accrued interest on all such Debt Securities or portions thereof which are to be redeemed on that date.

Section 10.6.    Debt Securities Payable on Redemption Date.

Notice of redemption having been given as provided above, the Debt Securities to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with accrued and unpaid interest, if any, thereon and from and after such date (unless the Company will default in the payment of the Redemption Price and accrued interest, if any) such Debt Securities will cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security will be paid by the Company at the Redemption Price, together with any accrued and unpaid interest, if any, thereon to but excluding the Redemption Date; provided, however, that installments of interest on Debt Securities whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Debt Securities registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 2.10.
If any Bearer Security surrendered for redemption is not accompanied by all related Coupons maturing after the Redemption Date, such Bearer Security may be due and payable at the Redemption Price less an amount equal to the face amount of all such missing Coupons. In the alternative, the Company and the Trustee may waive the surrender of the missing Coupons if sufficient security or indemnity is received by them so as to hold the Company, the Trustee, and the Paying Agent harmless from any amounts due under the missing Coupons.
If any Debt Security called for redemption will not be so paid upon surrender thereof for redemption, the principal, until paid, will bear interest from the Redemption Date at the rate prescribed therefor in the Debt Security or, if no rate is prescribed therefor in the Debt Security, at the rate of interest, if any, borne by such Debt Security.

Section 10.7.    Debt Securities Redeemed in Part.

Any Debt Security which is to be redeemed only in part will be surrendered at any office or agency for such Debt Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company will execute and the Trustee will authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered. If a Global Debt Security is so surrendered, the Company will execute, and the Trustee will authenticate and deliver to the Depositary for such Global Debt Security as will be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Debt Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Debt Security so surrendered.
Upon surrender of a Debt Security that is redeemed in part, the Company will issue and the Trustee will authenticate for the Holder at the expense of the Company a new Debt Security equal in principal amount to the unredeemed portion of the Debt Security surrendered, representing the same indebtedness to the extent not redeemed. Notwithstanding anything herein to the contrary, only a Company Order and not an Opinion of Counsel or an Officers’ Certificate of the Company is required for the Trustee to authenticate such new Debt Security.

ARTICLE XI
REPAYMENT OF SECURITIES

Section 11.1.    Repayment of Securities.

(1)Except as provided in this Section 11.1, the Debt Securities are not subject to repayment before their Stated Maturity at the option of the Holder. The Debt Securities are not subject to repayment at the option of the Company.
(2)Subject to the terms and provisions hereof, with corresponding written notice to the Trustee from the Holder thereof, each Debt Security that is subject to repayment may be repaid in whole or in part on the Repayment Date at the applicable Repayment Price.
(3)The Repayment Price with respect to any repayment permitted under this Indenture will be equal to [___________] percent ([____]%) of the principal amount of the Debt Securities to be repaid, plus accrued but unpaid interest, if any, thereon to but excluding the Repayment Date.
(4)For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Debt Securities will relate, in the case of any Debt Securities repaid or to be repaid only in part, to the portion of the principal of such Debt Securities which has been or is to be repaid.

Section 11.2.    Election to Repay; Notice to Trustee.

Each Holder desiring to exercise such Holder’s option for repayment shall (i) surrender the Debt Security to be repaid in whole or in part and (ii) deliver written notice of the exercise of such option to the Company as provided for herein not less than 30 nor more than 45 days prior to the Repayment Date. Such notice, which is irrevocable, must specify the Debt Security to be repaid, the principal amount of such Debt Security, and, in the case of a partial repayment, the portion of the Debt Security to be repaid.

Any Bearer Security surrendered for repayment shall be accompanied by all unmatured Coupons and all matured Coupons in default. If any Bearer Security surrendered for repayment is not accompanied by all related unpaid Coupons, such Bearer Security may be due and payable at the Repayment Price less an amount equal to the face amount of all such missing Coupons. In the alternative, the Company and the Trustee may waive the surrender of the missing Coupons if sufficient security or indemnity is received by them so as to hold the Company, the Trustee, and the Paying Agent harmless from any amounts due under the missing Coupons.

Section 11.3.    Election of Repayment by Remarketing Entities.

The Company may elect at any time prior to the Repayment Date to designate one or more Remarketing Entities to purchase any Debt Securities which are repayable at the option of the Holders before their Stated Maturity, from those Holders who give notice and surrender their Debt Securities in accordance with the provisions hereof, at a price equal to the Repayment Price.

Section 11.4.    Deposit of Repayment Price.

On or prior to 11:00 a.m., New York, New York time, on any Repayment Date, the Company will deposit, with respect to the Debt Securities surrendered for repayment in accordance with Section 11.2, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.4) an amount sufficient to pay the Repayment Price of and (except if the Repayment Date will be an Interest Payment Date) any accrued interest on all such Debt Securities or portions thereof which are to be repaid on that date.

Section 11.5.    Debt Securities Payable on Repayment Date.

Notice of the exercise of the option of repayment having been given as provided above, the Debt Securities to be repaid will, on the Repayment Date, become due and payable at the Repayment Price therein specified, together with accrued and unpaid interest, if any, thereon and from and after such date (unless the Company will default in the payment of the Repayment Price and accrued interest, if any) such Debt Securities will cease to bear interest. Upon surrender of any such Debt Security for repayment in accordance with said notice, such Debt Security will be paid by the Company at the Repayment Price, together with any accrued and unpaid interest, if any, thereon to but excluding the Repayment Date; provided, however, that installments of interest on Debt Securities whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Debt Securities registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 2.10.
If any Debt Security called for repayment will not be so paid upon surrender thereof for repayment, the principal, until paid, will bear interest from the Repayment Date at the rate prescribed therefor in the Debt Security or, if no rate is prescribed therefor in the Debt Security, at the rate of interest, if any, borne by such Debt Security.

Section 11.6.    Debt Securities Repaid in Part.

Any Debt Security which is to be repaid only in part will be surrendered at any office or agency for such Debt Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company will execute and the Trustee will authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepaid portion of the principal of the Debt Security so surrendered. If a Global Debt Security is so surrendered, the Company will execute, and the Trustee will authenticate and deliver to the Depositary for such Global Debt Security as will be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Debt Security in a denomination equal to and in exchange for the unrepaid portion of the principal of the Global Debt Security so surrendered.
Upon surrender of a Debt Security that is repaid in part, the Company will issue and the Trustee will authenticate for the Holder at the expense of the Company a new Debt Security equal in principal amount to the unrepaid portion of the Debt Security surrendered, representing the same indebtedness to the extent not repaid. Notwithstanding anything in this Indenture to the contrary, only a Company Order and not an Opinion of Counsel or an Officers’ Certificate of the Company is required for the Trustee to authenticate such new Debt Security.
Any issuance of a Registered Security pursuant to a partial redemption or repayment will be subject to all applicable laws and regulations, including United States Federal income tax laws and regulations in effect at the time of exchange. Neither the Company, the Trustee, nor the Registrar shall issue Registered Securities for Bearer Securities if it has received an Opinion of Counsel that as a result of such issuance the Company would suffer adverse Federal income tax consequences and the Company has delivered a Company Order to the Trustee and the Registrar directing the Trustee not to make such issuances unless the Trustee receives a subsequent contrary Company Order.

ARTICLE XII
SINKING FUND

Section 12.1.    Mandatory and Optional Sinking Funds.

The minimum amount of any sinking fund payment provided for by the terms of the Debt Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of the Debt Securities is herein referred to as an “optional sinking fund payment.” The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date.”

In lieu of making all or any part of any mandatory sinking fund payment with respect to the Debt Securities in cash, the Company may at its option: (a) deliver to the Trustee Debt Securities theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Debt Securities (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.12 and, if applicable, receive credit for Debt Securities (not previously so credited) converted into Common Stock and so delivered to the Trustee for cancellation; (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section; or (c) receive credit for Debt Securities (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such Debt Securities. Debt Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Debt Securities.

On or before the 60th day next preceding each sinking fund payment date for any Debt Securities, the Company will deliver to the Trustee an Officers’ Certificate (which need not contain the statements required by Section 1.2): (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Debt Securities and the basis for such credit; (b) stating that none of the Debt Securities has theretofore been so credited; (c) stating that no defaults in the payment of interest or Events of Default with respect to such Debt Securities have occurred (which have not been waived or cured) and are continuing; and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such Debt Securities and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Debt Securities to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.12 to the Trustee with such Officers’ Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officers’ Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such 60th day, to deliver such Officers’ Certificate and Debt Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company that the mandatory sinking fund payment for such Debt Securities due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Debt Securities in respect thereof.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debt Securities, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Debt Securities at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000 or less and the Company makes no such request then it shall be carried over until a sum in excess of $100,000 is available. The Trustee shall select, in the manner provided in Section 10.3, for redemption on such sinking fund payment date a sufficient principal amount of Debt Securities to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Debt Securities (or portions thereof) so selected. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing), shall cause notice of redemption of the Debt Securities to be given in substantially the manner provided in Section 10.4 (and with the effect provided in Section 10.6) for the redemption of Debt Securities in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Debt Securities shall be added to the next cash sinking fund payment and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Debt Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Debt Securities of such series, shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Debt Securities of such series at maturity. The Company’s obligation to make a mandatory or optional sinking fund payment shall automatically be reduced by an amount equal to the sinking fund redemption price allocable to any Debt Securities or portions thereof called for redemption pursuant to the this Section on any sinking fund payment date and converted into Common Stock; provided that, if the Trustee is not the conversion agent for the Debt Securities, the Company or such conversion agent shall give the Trustee written notice prior to the date fixed for redemption of the principal amount of Debt Securities or portions thereof so converted.

On or before each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Debt Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Debt Securities with sinking fund moneys or give any notice of redemption of Debt Securities by operation of the sinking fund during the continuance of a default in payment of interest on such Debt Securities or of any Event of Default except that, where the mailing of notice of redemption of any Debt Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Debt Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under ARTICLE IV and held for the payment of all such Debt Securities. In case such Event of Default shall have been waived as provided in Section 4.12, or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Debt Securities.

ARTICLE XIII
SUBORDINATION OF SECURITIES

Section 13.1.    Agreement to Subordinate.

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Debt Securities by the Holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Debt Securities is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness.

Section 13.2.    Distribution of Assets.

(1)Upon any distribution of assets of the Company upon any termination, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred upon the Senior Indebtedness and the holders thereof with respect to the Debt Securities and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):
a)holders of all Senior Indebtedness will first be entitled to receive payment in full in accordance with the terms of such Senior Indebtedness of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before the Holders of the Debt Securities are entitled to receive any payment upon the principal of or interest on indebtedness evidenced by the Debt Securities;
b)any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled except for the provisions of this ARTICLE XIII, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debt Securities, will be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior

Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, in accordance with the priorities then existing among holders of Senior Indebtedness for payment of the aggregate amounts remaining unpaid on account of the principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; it being understood that if the Holders fail to file a proper claim in the form required by any proceeding referred to in this Section 13.2(1)(b) prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders, in the form required in any such proceeding; and
c)in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Debt Securities will be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution will be paid over to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment of assets of the Company for all Senior Indebtedness remaining unpaid until all such Senior Indebtedness will have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
(2)Subject to the payment in full of all Senior Indebtedness, the Holders will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Debt Securities will be paid in full and no such payments or distributions to holders of such Senior Indebtedness to which the Holders would be entitled except for the provisions hereof of cash, property or securities otherwise distributable to the holders of Senior Indebtedness will, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this ARTICLE XIII are intended solely for the purpose of defining the relative rights of the Holders of the Debt Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this ARTICLE XIII or elsewhere in this Indenture or any supplemental indenture issued in accordance with ARTICLE VIII of this Indenture or in the Debt Securities is intended to or will impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of and interest on the Debt Securities as and when the same will become due and payable in accordance with their terms or to affect the relative rights of the Holders and creditors of the Company, other than the holders of the Senior Indebtedness, nor, except as otherwise expressly provided in this Indenture and the Debt Securities with respect to the limitation on the rights of the Trustee and the Holders, to accelerate the maturity of the Debt Securities and pursue remedies upon such an acceleration, will anything herein or in the Debt Securities prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any Event of Default under the Indenture occurring, subject to the rights, if any, under this ARTICLE XIII of the holders of Senior Indebtedness, in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this ARTICLE XIII, the Trustee and the Holders will be entitled to rely upon any order or decree of a court of competent jurisdiction in which such termination, winding up, liquidation or reorganization proceeding is pending or upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE XIII. In the absence of any such liquidating trustee, agent or other person, the Trustee will be entitled to rely upon a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution in accordance with this ARTICLE XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this ARTICLE XIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness will be read into this Indenture against the Trustee. The Trustee, however, will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by reason of the execution of this Indenture, or any other supplemental indenture entered into in accordance with ARTICLE VIII of this Indenture, and will not be liable to any such holders if it will in good faith mistakenly pay over or distribute to or on behalf of the Holders or the Company moneys or assets to which any holders of Senior Indebtedness will be entitled by virtue of this ARTICLE XIII or otherwise.

Section 13.3.    Default With Respect to Senior Indebtedness.

In the event and during the continuation of any default in the payment of principal of or premium, if any, or interest on any Senior Indebtedness, beyond any applicable grace period, or if any event of default with respect to any Senior Indebtedness will have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default will have been cured or waived or will have ceased to exist, no payment of principal of or interest on the Debt Securities, or in respect of any retirement, purchase or other acquisition of any of the Debt Securities, will be made by the Company.

Section 13.4.    No Impairment.

Nothing contained in this Indenture, any other supplemental indenture entered into in accordance with ARTICLE VIII of this Indenture, or in any of the Debt Securities will: (i) impair, as between the Company and the Holders, the obligations of the Company, to make, or prevent the Company from making, at any time except as provided in Section 13.2 and Section 13.3, payments of principal of or interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Debt Securities, as and when the same will become due and payable in accordance with the terms of the Debt Securities; (ii) affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness; (iii) except as otherwise expressly provided in this Indenture and the Debt Securities with respect to the limitation on the rights of the Trustee and the Holders, to accelerate the maturity of the Debt Securities and pursue remedies upon such an acceleration, prevent the Holder of any Debt

Securities or the Trustee from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights, if any, under this ARTICLE XIII of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of such remedy; or (iv) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of or interest on the Debt Securities or prevent the receipt by the Trustee or any Paying Agent of such moneys if, prior to the third Business Day prior to such deposit, the Trustee or such Paying Agent did not have written notice of any event prohibiting the making of such deposit by the Company.

Section 13.5.    Effectuation of Subordination Provisions.

Each Holder by his acceptance of any Debt Securities authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the Subordination Provisions, and appoints the Trustee such Holder’s attorney-in-fact for such purposes, including, in the event of any termination, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors by the Company, a marshalling of the assets and liabilities of the Company or otherwise) tending toward the liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of the Debt Securities in the form required in those proceedings.

Section 13.6.    Notice to Trustee.

The Company will give prompt written notice to the Trustee of any fact known to the Company that would prohibit the Company from making any payment to or by the Trustee in respect of the Debt Securities in accordance with the provisions of this ARTICLE XIII. The Trustee will not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee will have received notice in writing at its Corporate Trust Office to that effect signed by an Authorized Officer, or by a holder of Senior Indebtedness or a Trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee will, subject to ARTICLE V of this Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee will not have received the notice provided for in this Section 13.6 at least two Business Days prior to the date upon which, by the terms of the Indenture, any monies will become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Debt Securities), then, notwithstanding anything herein to the contrary, the Trustee will have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and will not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Debt Securities prior to such application. The foregoing will not apply if the Paying Agent is the Company. The Trustee will be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent on behalf of any such holder.
In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution in accordance with this ARTICLE XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this ARTICLE XIII and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending such evidence being furnished to the Trustee or a judicial determination that such Person has the right to receive such payment.

Section 13.7.    Trustee Knowledge of Senior Indebtedness.

Notwithstanding the provisions of this ARTICLE XIII or any other provisions of this Indenture or any other supplemental indenture issued in accordance with ARTICLE VIII of this Indenture, neither the Trustee nor any Paying Agent will be charged with knowledge of the existence of any Senior Indebtedness or of any event that would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent will have received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder.

Section 13.8.    Senior Indebtedness to Trustee.

The Trustee will be entitled to all of the rights set forth in this ARTICLE XIII in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture or any other supplemental indenture issued in accordance with ARTICLE VIII of this Indenture will be construed to deprive the Trustee of any of its rights as such holder.

Section 13.9.    Subordination Not Applicable to Trustee Compensation.

Nothing contained in this ARTICLE XIII will apply to the claims of, or payments to, the Trustee under Section 5.7 of this Indenture.

The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions set forth herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written above.

CITY HOLDING COMPANY

By:
Name: Charles R. Hageboeck
Title: President and Chief Executive Officer

[______________________________],
As Trustee

By:

Name: ___________________________________

Title: _____________________________________